EXHIBIT 4.2

                                           Standard
                                       AUDIOLOGIC, INC.
                                    STOCK OPTION AGREEMENT



        THIS STOCK OPTION AGREEMENT is issued to _____________________ (the "Optionee"), pursuant to the 1992 Stock Option Plan (the "Plan") of AudioLogic, Inc., a Colorado corporation (the "Corporation").

      1. OPTIONEE: BASIC TERMS. The Optionee is hereby granted an option to purchase the number of fully paid and non-assessable shares of the Common Stock, $.01 par value, of the Corporation at the option price set forth below, subject to the following additional terms and conditions:

                        (a)     DEFINITIONS.

                             (i)     "Code" shall mean the Internal Revenue
Code of 1986, as amended from time to time.

                             (ii)    "Incentive Stock Option" shall mean an
option described in Section 422 of the Code. To qualify for favorable tax treatment provided by an Incentive Stock Option, the shares purchased upon exercise must be held for a period of two (2) years from the date of the option grant and for a period of one (1) year after the shares are transferred to Optionee.

                              (iii)   "Non-Statutory Option" shall mean
an option other than an Incentive Stock Option, the exercise of which generally results in an immediate taxable event.

                              (iv)    Unless otherwise indicated, all
capitalized terms set forth in this Agreement shall have the meaning provided to them under the Plan, a copy of which Optionee acknowledges having received.

                        (b)     GRANT OF OPTIONS.

                             (i)     The Corporation hereby grants to the
Optionee an option (the "Option") to purchase ________ shares of the Common Stock of the Corporation, upon the terms and conditions set forth below. The date of grant of the Option is ___________________ (the "Grant Date").

                             (ii)    This Option is intended to be a(n):

                                           Incentive Stock Option (to be
received only by employees of the Corporation).

                                           Non-Statutory Option.

                             (iii)   The Optionee is a(n) (if
applicable, check more than one):

           Employee        Officer

           Consultant      Director


                        (c)     DURATION OF OPTION

                             (i)     EXPIRATION OF OPTION.
  This Option shall expire ten (10) years from the Grant Date;
provided, however, for any Optionee who owns more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation, the duration of an Incentive
Stock Option shall be five (5) years.

                             (ii)    NON-STATUTORY OPTION.  If this Option
is a Non-Statutory Stock Option, as set forth above, it shall expire five (5) years after the Grant Date.

                             (iii)TERMINATION FOR CAUSE.
Notwithstanding any of the foregoing, if the Optionee is terminated "for cause" (as such term is defined in Section 7 (c) of the Plan), this Option shall terminate immediately upon such termination and the holder in such event shall have no right after such termination to exercise any unexercised Option he or she might have exercised on or prior to the termination.

                        (d) EXERCISE PRICE. The purchase price for the shares subject to the Option shall be $_______ per share, which is either: (a) equal to at least eighty-five percent (85%) of the Fair Market Value if the Option is a Non-Statutory Stock Option,
(b) equal to at least one-hundred percent (100%) of the Fair
Market Value if the Option is an Incentive Stock Option, or (c) equal to at least one-hundred ten percent (110%) of the Fair
Market Value if the Option is an Incentive Stock Option and
Optionee holds more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation.

       2.      EXERCISABILITY.
Subject to the provisions relating to termination of employment, death or permanent disability as set forth in the Plan and paragraph 7 hereof, this Option shall become exercisable in one or more installments, in the percentages and on and after the dates set forth below:

        Period of Time After              % of Option
        Grant Date                      Shares Exercisable

        Twelve (12) Months                   28%

        Each calendar month thereafter        2%


Under these provisions, the Option is fully exercisable approximately four years after the Grant Date. Twenty-eight percent (28%) of the Option becomes exercisable one year after the Grant Date and the remainder becomes exercisable on a monthly basis over the following three years.


      3. LIMIT ON EXERCISE OF OPTION. This Option may be exercised as to exercisable Shares at any time or from time to time during the term of this Agreement. Except on termination of employment, death or permanent disability as set forth in the Plan, the Option may not be exercised at any time unless the Optionee shall have maintained Continuous Status as an Employee of the Corporation or of its Parent or of one or more of its Subsidiaries, from the date hereof to the date of the exercise of the Option, except as otherwise provided by the Board pursuant to
Section 7 of the Plan with respect to an Option granted to a Consultant. The holder of the Option shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

      4.      METHOD OF EXERCISING OPTION.

                        (a) Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation, at its principal office, in the form of Exhibit A attached hereto. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice is received. Payment of such purchase price shall, in either case, be made in any of the following methods, as may be elected by the Optionee, except for those PROHIBITED methods indicated by a check mark within any of the boxes below (a check mark means the method is prohibited):

                       in cash or by check payable to the order of the Corporation;

                       in Common Stock of the Corporation already owned by the Optionee, valued as of the date of exercise of the Option at Fair Market
Value and subject to such terms and
conditions as are prescribed by the Board; or

                       in Shares being acquired upon exercise of the Option, valued as of the date of exercise of the Option at Fair Market Value and subject to such terms and conditions as are prescribed by the Board.


                        (b) Optionee agrees to have withheld from any remuneration payable to him by the Corporation and/or to pay to the Corporation, at the time of exercise of the Option, an amount which is required to be withheld or paid pursuant to any Federal, State or local tax or revenue laws or regulations, as may be determined by the Corporation. The Optionee may satisfy such tax withholding by instructing the Corporation to withhold such number of option shares exercised which, when valued at Fair
Market Value on the date of exercise, equal the total tax obligations required to be withheld.

                        (c) The certificate or certificates for the shares as to which the Option shall have been exercised shall be registered in the name of the person or persons exercising the Option. In the event the Option shall be exercised pursuant to the Plan by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     5. NONTRANSERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or his or her legal representative. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

      6. DISCLOSURE AND RISK. The Optionee represents and warrants to the Corporation as follows:

                        (a) This Option and the Shares will be acquired by the Optionee for Optionee's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").


                        (b) The Optionee understands that: (i) at time of grant and exercise, the Option and the Shares have not been and probably will not have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, and that they must be held by the Optionee indefinitely; (ii) that the Optionee must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities
Act or is exempt from registration; (iii) that Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Shares, that there is no certainty that a public market for the Shares will exist, and that otherwise it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy.

                        (c) That because of Optionee's position with the Corporation and as a result of inquiries made by Optionee and information furnished to Optionee by the Corporation, Optionee has as of the date of grant and will have as of the date of exercise, reviewed all information necessary to make an informed investment decision.

                        (d)     The Optionee understands that, under
certain conditions, disposition of the Shares subject to this Option Agreement could result in adverse tax consequences because of failure to meet prescribed holding period requirements. Optionee hereby agrees to notify the Corporation in writing within thirty
(30) days after the date of any such disposition.

                        (e)     That Optionee understands that each
certificate representing the Shares shall be endorsed with the following legend:

                     "THE SHARES REPRESENTED BY THIS CERTIFICATE
                     HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER
                     ANY FEDERAL OR STATE SECURITIES LAWS.  THE
                      SHARES MAY NOT BE OFFERED FOR SALE, SOLD,
                     PLEDGED, OR OTHERWISE TRANSFERRED UNLESS SO
                        REGISTERED OR QUALIFIED, OR UNLESS AN
                    EXEMPTION FROM REGISTRATION OR QUALIFICATION
                     EXISTS.  THE AVAILABILITY OF ANY EXEMPTION
                     FROM REGISTRATION OR QUALIFICATION MUST BE
                    ESTABLISHED BY AN OPINION OF COUNSEL FOR THE
                     SHAREHOLDER, WHICH OPINION AND COUNSEL MUST
                     BE REASONABLY SATISFACTORY TO THE COMPANY."

The Corporation need not register a transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied.

      7. RIGHT OF FIRST REFUSAL. Before any Shares issued upon exercise of this Option may be sold or transferred
(including transfer by operation of law) such shares (the
"Offered Shares") shall first be offered to the Corporation.

                        (a)     The Optionee shall deliver a notice
("Notice") to the Corporation stating (i) his or her bona fide intention to sell or transfer the Offered Shares, (ii) the number of the Offered Shares to be sold or transferred, (iii) the cash price for which he or she proposes to sell or transfer the Offered Shares, and (iv) the name of the proposed purchaser or transferee.

                        (b) Within thirty (30) days after receipt of the Notice, the Corporation or its assignee shall serve notice to the Optionee of whether it intends to purchase any or all of the Offered Shares at the price per share and on the terms specified in the Notice.

                        (c) If all the Offered Shares to which the Notice refers are not elected to be purchased, as provided in Section 7(b) hereof, the Optionee may sell the remaining Offered Shares to any person named in the Notice at the price and on the terms specified in the Notice, so long as such sale or transfer is consummated within three (3) months of the date of said Notice to the Corporation, and is materially in accordance with all the terms and conditions hereof; provided, however, that Optionee may not sell, assign or otherwise transfer any Shares to any competitor of the Company or to any other person or entity if, in the reasonable opinion of the Board of Directors, the ownership of the Shares by such person would materially and adversely affect the Corporation's business and operations. Any Shares not sold or transferred within such three-month period will be subject to the provisions of this Section 8 upon any subsequent transfer.

                        (d) Optionee's obligations under this Section 7 shall terminate immediately prior to and effective upon (i) the merger, reorganization, or consolidation of the Corporation in which the holders of the outstanding voting securities of the Corporation immediately prior to such merger, reorganization or consolidation do not hold a majority of the voting securities of the surviving entity outstanding immediately after such merger, reorganization or consolidation, (ii) the sale of all or substantially all of the Corporation's assets, or (iii) the initial public offering of the Corporation's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                        (e) The provisions of Sections 7(a), 7(b) and 7(c) shall not apply to a transfer of any shares of Stock by Optionee during his lifetime to his ancestors, descendants or spouse, or any custodian or trustee for the account of Optionee or Optionee's ancestors, descendants or spouse; provided, in each such case the transferee shall receive and hold such shares subject to the provisions of this Section 7 and there shall be no further transfer of such shares except in accordance herewith.

                        (f) Optionee understands that each certificate representing the Shares shall be endorsed with the following legend, unless this Section 7 has terminated prior to the issuance of such Shares:

                               THE SHARES REPRESENTED BY THIS
                     CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST
                         REFUSAL OBLIGATION IN FAVOR OF THE
                    CORPORATION OR ITS ASSIGNEE, AS SET FORTH IN
                    AN AGREEMENT BETWEEN THE CORPORATION AND THE
                      REGISTERED HOLDER, OR HIS PREDECESSOR IN
                     INTEREST, A COPY OF WHICH IS ON FILE AT THE
                        PRINCIPAL OFFICE OF THIS CORPORATION.

       8. NOTIFICATION UPON TRANSFER OF ISO SHARES. If this Option is an Incentive Stock Option, the Optionee hereby agrees to notify the Corporation in writing within three (3) days after any sale, transfer or other disposition of shares acquired upon the exercise of this Option which occurs within either twelve
(12) months following the date of exercise or twenty-four (24) months following the Grant Date.

                IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has executed this Agreement, all as of the Grant Date set forth in paragraph 1(b) (i) above.


        AUDIOLOGIC, INC.


        By:

        Title:




        Optionee


                Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Corporation's
Board of Directors upon any questions arising under the Plan.

                Dated:  __________________.

EXHIBIT A

        AUDIOLOGIC, INC.

        NOTICE OF EXERCISE OF OPTION


                I, __________________, hereby give notice to
AudioLogic, Inc. (the "Company"), of my intent to exercise my right and option to purchase ___________ shares of the Company's common stock under the Company's 1992 Stock Option Plan (the "Plan"), and granted to me pursuant to a Stock Option Agreement dated _________________________ 19____ ("Option Agreement").

                I hereby specifically reaffirm the representations, warranties, and acknowledgments contained in paragraph 6 of the Option Agreement.

                IN WITNESS WHEREOF, I have executed this Notice this _______ day of ________________, 19____.




        (Signature)

        (Name Printed)